Exhibit 10.11

English Translation

Fund Entrusted Management Contract

This Contract is executed on August 24th 2006 by and between the following parties:

Trustee: Zhejiang Yuhui Solar Energy Co., Ltd

Address: Yaozhuang Town Industrial Park, Jiashan County

Trustor: Zhejiang Yuhuan Solar Energy Source Co., Ltd

Address: No.88, Xingwen Road, Yaozhuang Town, Jiashan County

WHEREAS

1. The Trustor once held 75% of the equity interest of the Trustee and signed an agreement with Renesola Ltd in April 2006 to transfer all of the said 75% of the equity interest of the Trustee to Renesola Ltd at a total price of USD2,133,000;

2. On August 11th 2006, the Trustor received the transfer price USD2,133,000 paid by Renesola Ltd and the Trustor, as per relevant laws, converted the above-mentioned USD2,133,000 into RMB16,973,774.10 on August 17th 2006 on the basis of the exchange rate published by the People’s Bank on the same day;

3. In order to support the continuous development of the Trustee and the prosperity of local economy, the Trustor decides to establish a fund with all of the above-mentioned money and hereby entrusts the Trustee to manage the said fund in accordance with the conditions as agreed herein;

4. The Trustee agrees to accept the entrustment and mange the said fund in accordance with the conditions as agreed herein,

THEREFORE, for management of the above-mentioned fund, the Trustor and the Trustee, on the basis of equality and free will and through full negotiation, enter into the following contract (hereinafter referred to as “this Contract”).

Article 1 Amount and use of entrusted fund

1.1	The total amount of the entrusted fund is RMB16,973,774.10 Yuan;

1.2	This fund will only be used to reward the Trustee’s employees, management team and technician (hereinafter referred to as “Employees”) who have made contribution to the development of the Trustee;

1.3	During the duration of this fund, it can be used by the Trustee for business operations without interest, provided that the Trustee’s use of this fund does not prevent the Trustee from materialize its award decisions already made.

Article 2 Award decisions

2.1 The Trustee shall have the right to decide the list of employees to whom the awards will be granted, the means in which the awards will be granted and the amounts of awards, depending on the development of the Trustee, so as to retain and attract excellent managers and technicians, maintain the stable and continuous growth of the Trustee.

Article 3 Period of entrusted management

3.1 The period of entrusted management hereunder begins as of the date on which this Contract is signed by and affixed with the seals of both parties and ends when the Trustee awards all of this fund to employees as per the provisions herein or all of the assets procured with this fund for awarding employees are transferred to the employees receiving such awards.

Article 4 Responsibilities and obligations of the Trustee

4.1 During the period of entrusted management, the Trustee shall properly manage and use this fund, properly mange the assets procured with this fund and intended to be used as awards for employees, make award decisions in time according to the development needs of the Trustee, and use the entrusted fund to materialize in time the award decisions already made.

Article 5 Representations and warranties

5.1 It is hereby represented and warranted by both parties that:

5.1.1 Each party is a legal person, an independent entity duly established and existing, and can in its own name initiate any action, respond to action, and independently bear civil liabilities;

5.1.2 Each party owns the necessary power and authorization to execute this Contract and has obtained all the approvals, consent or recognition necessary for execution hereof;

5.1.4 Performance of the obligations specified herein will not violate any Chinese laws, regulations or any other contract to which it is a party or that is binding on it.

Article 6 Expenses of entrusted management

6.1 It is agreed by both parties that performance of this Contract shall not increase the tax responsibilities or expense burdens of any party hereto and that all of the taxes and expenses arising from cashing the award decisions made by the Trustee shall be paid from this fund, except the part to be borne by the employees receiving the awards.

Article 7 Information disclosure and confidentiality

7.1 Neither party shall in any way disclose to any third party unrelated to this entrusted management any information related to this entrusted management, unless requested by relevant laws and/or regulations to report to, submit files to and disclose necessary information to relevant governmental departments and administrative authorities.

Article 8 Liabilities for breach of contract

8.1 After execution of this Contract, neither party shall unilaterally terminate the performance hereof;

8.2 After execution of this Contract, if any party fails to perform its obligations as specified herein or unilaterally terminates this Contract or makes any false representations or warranties, resulting in loss on the other party, the breaching party shall be responsible for bearing all of the corresponding economic, administrative or legal liabilities;

8.3 The liabilities of any party for breach of this Contract shall survive the termination of this entrusted management.

Article 9 Applicable laws and settlement of disputes

9.1 All of the formation, force, interpretation, performance and dispute resolution of this Contract shall be governed by the relevant laws and regulations of the People’s Republic of China.

9.2 Any dispute arising from the performance of or in connection with this Contract shall be settled by both parties through friendly negotiation. In case negotiation fails to solve the dispute or no negotiation is conducted within 15 days after the dispute occurs, the said dispute shall be filed with the people’s court with jurisdiction for settlement through litigation.

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Trustor: Zhejiang Yuhuan Solar Energy Source Co., Ltd

Legal Representative:/s/

(Authorized Representative)

Trustee: Zhejiang Yuhui Solar Energy Co., Ltd

Legal Representative:/s/

(Authorized Representative)